UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  July 24, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2020, DPW Holdings, Inc. (the “Company”) was notified by the NYSE American (the “Exchange”) that the Company has failed to comply with Section 1003(a)(ii) and (iii) of the Exchange’s Company Guide (the “Listing Standards”), which require that the Company maintain stockholders’ equity of no less than $6,000,000 because the Company has reported losses from continuing operations and/or net losses in five of its most recent fiscal years ended December 31, 2019. The Company had disclosed in its Form 10-Q filed for the fiscal period ended March 31, 2020 that its stockholders’ equity was approximately $2.5 million.

Under the applicable NYSE American listing rules, the Company must by August 23, 2020 submit a compliance plan that demonstrates how it intends to regain compliance with the Listing Standards within 18 months of the receipt of the notice, or January 24, 2022.

The Company is confident that it will be able to submit a plan acceptable to the NYSE American within the requisite period and further that it will promptly be able to demonstrate that it has regained compliance with the Listing Standards.

Item 9.01	Exhibits and Financial Statements

(d)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated July 24, 2020 announcing the receipt of a letter from the NYSE American

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: July 24, 2020	/s/ Henry Nisser
Henry Nisser Executive Vice President and General Counsel